News Release

For Immediate Release

GenCorp Reports 2008 Third Quarter Results

SACRAMENTO, Calif. - September 26, 2008 - GenCorp Inc. (NYSE: GY) today reported results for the third quarter ended August 31, 2008.

Sales for the third quarter of 2008 totaled $172.5 million compared to $198.5 million for the third quarter of 2007. Sales for the first nine months of 2008 were $543.8 million compared to $541.6 million for the first nine months of 2007.

Net loss for the third quarter of 2008 was $2.7 million, or $0.05 loss per share. Net income for the third quarter of 2007 was $15.6 million, or $0.26 diluted earnings per share, including a $12.4 million income tax benefit.

Net income for the first nine months of 2008 was $7.2 million, or $0.13 diluted earnings per share, including a $13.8 million charge as a result of the second amended and restated shareholder agreement (Shareholder Agreement) with Steel Partners II L.P. with respect to the election of Directors at the 2008 Annual Meeting and other related matters. Net income for the first nine months of 2007 was $56.6 million, or $0.94 diluted earnings per share, including a $31.2 million gain in discontinued operations from a negotiated early retirement of a seller note and an earn-out payment associated with the divestiture of the Fine Chemicals business in November 2005, and a $15.6 million income tax benefit.

“During the third quarter and through the first nine months of the year we continued to work toward replacing the business volume of our Titan program which was completed in 2007,” said Scott Neish, GenCorp’s interim president and chief executive officer. “With respect to our re-zoning efforts for our excess Sacramento land, the Sacramento County Policy Planning Commission voted unanimously in July to recommend approval of our Glenborough at Easton and Easton Place project to the Board of Supervisors. We expect the Board to certify the Environmental Impact Report and approve the project by the end of 2008,” concluded Mr. Neish.

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Operations Review

Aerospace and Defense Segment

Sales for the third quarter of 2008 decreased to $171.0 million compared to $197.1 million for the third quarter of 2007, reflecting lower overall volume in defense programs and the close-out of the Titan program in 2007. Sales for the first nine months of 2008 decreased to $528.6 million compared to $536.9 million for the first nine months of 2007, reflecting the close-out activities of the Titan program in 2007, partially offset by growth in the Orion program and higher overall volume in defense programs. Aerojet reports its fiscal year sales and income under a 52/53 week accounting convention. Fiscal 2008 is a 53 week year with the extra week accounted for in the first nine months of 2008, or one more week than as reported in the first nine months of 2007.

Segment performance for the third quarter of 2008 was income of $8.8 million compared to income of $15.0 million in the third quarter of 2007. Segment performance in the first nine months of 2008 was income of $37.0 million compared to income of $41.5 million in the first nine months of 2007. The decrease in segment performance for both 2008 periods is primarily the result of: (i) the favorable performance on the Titan program close-out in 2007 and (ii) higher charges for future environmental remediation obligations in 2008, partially offset by decreased retirement benefit plan expense in 2008.

As of August 31, 2008, funded contract backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received from a commercial customer, was $690 million. As of August 31, 2008, total contract backlog was approximately $1.0 billion.

Real Estate Segment

Sales for the third quarter of 2008 were $1.5 million compared to $1.4 million for the third quarter of 2007. Segment performance was $1.0 million and $1.4 million for the third quarters of 2008 and 2007, respectively. Sales for the third quarter of 2008 and 2007 consist of rental property operations.

Sales for the first nine months of 2008 were $15.2 million compared to $4.7 million for the first nine months of 2007. Segment performance was $9.4 million and $2.8 million for the first nine months of 2008 and 2007, respectively. The increases in sales and segment performance are primarily due to the sale of 400 acres of the Rio Del Oro property to Elliott Homes Inc. for $10 million in cash during the second quarter of 2008.

Additional Information

Retirement benefit plan expense, which is mostly non-cash, for the third quarter of 2008 was $1.8 million compared to $5.6 million in the third quarter of 2007. Retirement benefit plan expense decreased to $5.7 million in the first nine months of 2008 from $16.2 million in the first nine months of 2007. These decreases are primarily related to an increase in the discount rate used to determine benefit obligations and a reduction in the impact of amortizing prior years’ actuarial losses.

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Corporate and other expenses for the third quarter of 2008 were $7.9 million compared to $6.2 million for the third quarter of 2007. The increase was primarily related to higher charges for future environmental remediation obligations, partially offset by lower costs in the third quarter of 2008 associated with legacy matters. Corporate and other expenses decreased to $13.1 million in the first nine months of 2008 from $15.8 million in the first nine months of 2007 primarily related to the reversal of previously recognized stock-based compensation due to the lower fair value of the stock appreciation rights and management incentive expenses, partially offset by higher charges for future environmental remediation obligations in the third quarter of 2008.

Total debt decreased to $440.7 million at August 31, 2008 from $446.3 million at November 30, 2007. Cash balances at August 31, 2008 decreased to $57.7 million compared to $92.3 million at November 30, 2007. Total debt less cash increased to $383.0 million at August 31, 2008 from $354.0 million at November 30, 2007. The $29.0 million increase in debt less cash primarily represents cash of $35.2 million used to fund a grantor trust as a result of the Shareholder Agreement. As of August 31, 2008, the Company had $73.0 million in outstanding letters of credit issued under the $125.0 million letter of credit subfacility, and the Company’s $80.0 million revolving credit facility was unused.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	effects of changes in board membership and management on the Company’s operations and/or business strategy;
•	cancellation or material modification of one or more significant contracts;
•	future reductions or changes in U.S. government spending;
•	failure to comply with regulations applicable to contracts with the U.S. government;
•	significant competition and the Company’s inability to adapt to rapid technological changes;

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•	product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company’s fixed-price contracts;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	requirements to provide guarantees and/or letters of credit to financially assure the Company’s environmental obligations;
•	environmental claims related to the Company’s current and former businesses and operations;
•	the release or explosion of dangerous materials used in the Company’s businesses;
•	reduction in airbag propellant sales volume;
•	disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;
•	changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;
•
the Company’s limited experience in real estate activities and the ability to execute its real estate business plan including the Company’s ability to obtain or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•
the Company’s property being subject to federal, state and local regulations and restrictions that may impose significant limitations on the Company’s plans, with much of the Company’s property being raw land located in areas that include the natural habitats of various endangered or protected wildlife species;

•	the cost of servicing the Company’s debt and compliance with financial and other covenants;
•	the results of significant litigation;
•	costs and time commitment related to acquisition activities;
•	additional costs related to the Company’s divestitures;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	fluctuations in sales levels causing the Company’s quarterly operating results to fluctuate;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	changes in the Company’s contract-related accounting estimates;
•	new accounting standards that could result in changes to the Company’s methods of quantifying and recording accounting transactions;
•	effects of changes in discount rates, returns on plan assets, and government regulations of defined benefit pension plans;
•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act;
•	the Company’s plans to effect a rescission offer relating to its 401(k) employee benefit plan;
•	the ability of the Company to obtain consent of its lenders under the Senior Credit Facility to effect a rescission offer on terms favorable to the Company; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

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About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650

(Tables to follow)

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Condensed Consolidated Statements of Operations
GenCorp Inc.
	Three Months Ended		Nine Months Ended
	August 31,	August 31,	August 31,	August 31,
(in millions, except per-share amounts)	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net Sales	$172.5	$198.5	$543.8	$541.6

Costs and Expenses
Cost of sales	153.2	175.4	473.7	473.7
Selling, general and administrative	1.0	4.7	1.9	11.4
Depreciation and amortization	6.7	7.2	19.8	20.6
Interest expense	6.8	7.4	20.9	21.6
Interest income	(1.0)	(1.1)	(3.3)	(3.6)
Other expense (income), net	6.7	(3.4)	7.2	(0.9)
Unusual items:
Shareholder agreement and related costs	—	—	13.8	—
Customer reimbursements of tax recoveries	—	2.3	—	2.3
Replacement of senior credit facility	—	0.6	—	0.6
Unrecoverable portion of legal matters	1.0	1.8	2.1	4.4
Income (loss) from continuing operations before income taxes	(1.9)	3.6	7.7	11.5
Income tax provision (benefit)	1.0	(12.4)	0.4	(15.6)
Income (loss) from continuing operations	(2.9)	16.0	7.3	27.1
Income (loss) from discontinued operations, net of income taxes	0.2	(0.4)	(0.1)	29.5
Net Income (Loss)	$(2.7)	$15.6	$7.2	$56.6
Income (Loss) Per Share of Common Stock
Basic:
Income (loss) per share from continuing operations	$(0.05)	$0.29	$0.13	$0.48
Income (loss) per share from discontinued operations, net of income taxes	—	(0.01)	—	0.53
Net income (loss) per share	$(0.05)	$0.28	$0.13	$1.01
Diluted:
Income (loss) per share from continuing operations	$(0.05)	$0.27	$0.13	$0.48
Income (loss) per share from discontinued operations, net of income taxes	—	(0.01)	—	0.46
Net income (loss) per share	$(0.05)	$0.26	$0.13	$0.94

Weighted average shares of common stock outstanding	57.4	56.3	57.1	56.1
Weighted average shares of common stock outstanding, assuming dilution	57.4	64.7	57.1	64.5

Operating Segment Information
GenCorp Inc.
	Three Months Ended		Nine Months Ended
	August 31,	August 31,	August 31,	August 31,
(in millions)	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net Sales:
Aerospace and Defense	$171.0	$197.1	$528.6	$536.9
Real Estate	1.5	1.4	15.2	4.7
Total Net Sales	$172.5	$198.5	$543.8	$541.6
Segment Performance: Aerospace and Defense
Segment performance before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items	$16.3	$22.0	$54.7	$65.7
Environmental remediation provision adjustments	(2.7)	3.0	(4.1)	0.3
Retirement benefit plan expense	(3.8)	(5.9)	(11.5)	(17.8)
Unusual items	(1.0)	(4.1)	(2.1)	(6.7)
Aerospace and Defense	8.8	15.0	37.0	41.5
Real Estate	1.0	1.4	9.4	2.8
Total Segment Performance	$9.8	$16.4	$46.4	$44.3

	Three Months Ended		Nine Months Ended
	August 31,	August 31,	August 31,	August 31,
(in millions)	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Reconciliation of segment performance to income (loss) from continuing operations before income taxes:
Segment Performance	$9.8	$16.4	$46.4	$44.3
Interest expense	(6.8)	(7.4)	(20.9)	(21.6)
Interest income	1.0	1.1	3.3	3.6
Corporate and other expenses	(7.9)	(6.2)	(13.1)	(15.8)
Corporate and other retirement benefit plan income	2.0	0.3	5.8	1.6
Unusual items	—	(0.6)	(13.8)	(0.6)
Income (loss) from continuing operations before income taxes	$(1.9)	$3.6	$7.7	$11.5

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, commercial legacy income and expenses, provisions for unusual items not related to the operations, interest expense, interest income, cumulative effect of changes in accounting principles, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the financial performance of its segments.

Condensed Consolidated Balance Sheets
GenCorp Inc.
	August 31,	November 30,
(in millions)	2008	2007
	(Unaudited)
Current Assets
Cash and cash equivalents	$57.7	$92.3
Accounts receivable, net	106.3	99.2
Inventories	70.9	67.5
Recoverable from U.S. government and other third parties for environmental remediation costs and other	45.5	46.5
Grantor trust	1.9	—
Prepaid expenses and other	20.1	17.4
Income tax receivable	7.5	—
Assets of discontinued operations	0.1	0.1
Total Current Assets	310.0	323.0

Noncurrent Assets
Property, plant and equipment, net	135.6	139.8
Real estate held for entitlement and leasing	47.9	45.3
Recoverable from U.S. government and other third parties for environmental remediation costs and other	174.5	179.0
Prepaid pension asset	105.3	101.0
Grantor trust	33.1	—
Goodwill	94.9	94.9
Intangible assets, net	20.5	21.7
Other noncurrent assets, net	92.2	90.5
Total Noncurrent Assets	704.0	672.2
Total Assets	$1,014.0	$995.2

Liabilities and Shareholders’ Deficit
Short-term borrowings and current portion of long-term debt	$2.0	$1.5
Accounts payable	31.3	28.9
Reserves for environmental remediation costs	69.9	66.1
Income taxes payable	—	6.2
Postretirement medical and life insurance benefits	8.8	8.8
Advance payments on contracts	47.4	49.1
Other current liabilities	84.1	84.3
Liabilities of discontinued operations	1.0	1.0
Total Current Liabilities	244.5	245.9

Noncurrent Liabilities
Convertible subordinated notes	271.4	271.4
Senior subordinated notes	97.5	97.5
Other long-term debt	69.8	75.9
Deferred income taxes	0.9	0.3
Reserves for environmental remediation costs	197.5	203.9
Postretirement medical and life insurance benefits	76.3	78.5
Other noncurrent liabilities	78.1	73.8
Total Noncurrent Liabilities	791.5	801.3
Total Liabilities	1,036.0	1,047.2
Redeemable Common Stock	8.9	—
Total Shareholders’ Deficit	(30.9)	(52.0)
Total Liabilities and Shareholders’ Deficit	$1,014.0	$995.2

Condensed Consolidated Statements of Cash Flows
GenCorp Inc.
	Nine months ended
	August 31,	August 31,
(in millions)	2008	2007
	(Unaudited)
Operating Activities
Net income	$7.2	$56.6
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss (income) from discontinued operations	0.1	(29.5)
Depreciation and amortization	19.8	20.6
Stock-based compensation and savings plan expense, net	7.3	7.4
Changes in assets and liabilities	(49.7)	(51.1)
Net cash (used in) provided by continuing operations	(15.3)	4.0
Net cash used in discontinued operations	(0.5)	(1.8)
Net Cash (Used in) Provided by Operating Activities	(15.8)	2.2
Investing Activities
Capital expenditures	(12.6)	(10.8)
Proceeds from discontinued operations	—	29.7
Decrease in restricted cash	—	19.8
Net Cash (Used in) Provided by Investing Activities	(12.6)	38.7
Financing Activities
Debt activity, net	(6.2)	(20.6)
Tax benefit on stock-based compensation	—	0.3
Proceeds from shares issued under stock option and equity incentive plans	—	0.4
Net Cash Used in Financing Activities	(6.2)	(19.9)
Net (Decrease) Increase in Cash and Cash Equivalents	(34.6)	21.0
Cash and Cash Equivalents at Beginning of Period	92.3	61.2
Cash and Cash Equivalents at End of Period	$57.7	$82.2

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